Exhibit 10.23

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December 26, 2013

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EASTMAN KODAK COMPANY

DEFERRED COMPENSATION PLAN FOR DIRECTORS

Preamble

The name of this Plan is the Eastman Kodak Company Deferred Compensation Plan for Directors. Its purpose is to provide certain members of the Board of Directors of Eastman Kodak Company with an opportunity to defer compensation earned as a Director.

Article 1. Definitions.

1.1 Administrator

“Administrator” means the Controller of Kodak.

1.2 Beneficiary

“Beneficiary” means the person or persons (including, but not limited to, a trust) designated as such in accordance with Section 7.5.

1.3 Board

“Board” means the Board of Directors of Kodak.

1.4 Change in Control

“Change in Control” means an event that both (a) satisfies the definition given such term in the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended or restated from time to time, and (b) qualifies as a “change in the ownership” or “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of Kodak within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury regulations.

1.5 Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.6 Common Stock

“Common Stock” means the common stock of Kodak.

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1.7 Enrollment Period

“Enrollment Period” means the period designated by the Administrator each year; provided however, that except for the Enrollment Period for calendar year 2013, the Enrollment Period for a given calendar year shall always commence and end in the year immediately prior to such calendar year. For calendar year 2013, the Enrollment Period shall begin on December 26, 2013 and end on December 30, 2013.

1.8 Kodak

“Kodak” means Eastman Kodak Company.

1.9 Market Value

“Market Value” means the mean between the high and low at which the Common Stock trades as quoted in the New York Stock Exchange Composite Transactions as published in The Wall Street Journal for the day for which the determination is to be made or, if such day is not a trading day, the immediately preceding trading day.

1.10 Plan

“Plan” means this Eastman Kodak Company Deferred Compensation Plan For Directors, as adopted by the Board and as amended from time to time.

1.11 Participant

“Participant” means (i) any member of the Board who is not an employee of Kodak; or (ii) any former member of the Board who has a balance in a Stock Account under the Plan.

1.12 Separation From Service

“Separation From Service” means a “separation from service” within the meaning of Section 409A (taking into account Section 1.409A-1(h) of the Treasury regulations), administered in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance, it being intended that for this purpose, “separation from service” will be determined based on services performed for Kodak and all entities which are part of the same “controlled group” or group of trades or business under “common control” as Kodak within the meaning of Sections 414(b) or (c) of the Code (meaning, for the avoidance of doubt, that the Plan shall apply the 80 percent common control standard stated in such Sections of the Code and the Treasury regulations thereunder). Furthermore, a Director who is or becomes an employee but who has a Stock Account under this Plan shall be treated as separating from service for purposes of this Plan if the Director would be deemed to have separated from service as a director if his or her services as an employee were disregarded, in accordance with Section 1.409A-1(h)(5) of the Treasury regulations.

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1.13 Stock Account

“Stock Account” means the account established by Kodak for each Participant, which is measured by reference to a number of shares of Common Stock. The maintenance of individual Stock Account is for bookkeeping purposes only.

1.14 Stock Deferrable Amount

“Stock Deferrable Amount” means the number of the shares of Common Stock that would otherwise be paid to the Participant absent the Participant’s election to defer.

Article 2. Term

The Plan became effective December 26, 2013.

Article 3. Participation

Only Participants shall be eligible to participate in the Plan.

Article 4. Deferral of Compensation

For any given calendar year, a Participant may make a deferral election, in accordance with the requirements of Article 5, to defer receipt of all or any portion of his or her Stock Deferrable Amount to be earned during such year into his or her Stock Account. Any Stock Deferrable Amount that is so deferred shall be credited to the Participant’s Stock Account in accordance with Article 6.

Article 5. Deferral Elections

5.1 In General

A Participant may make a deferral election to defer compensation by executing and returning to the Administrator in accordance with this Article 5 a deferred compensation form provided by Kodak.

5.2 Timing

A Participant who wishes to defer compensation under the Plan must irrevocably elect to do so during an Enrollment Period. Except for the 2013 Enrollment Period, such election shall be effective for the calendar year immediately

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following the Enrollment Period during which such election was made. An election to defer compensation shall continue to apply for all succeeding calendar years, unless the Participant revokes his or her election or files a new election during the Enrollment Period for such a succeeding calendar year. Any such revocation or election, as the case may be, shall be effective on the first day of such succeeding calendar year. For calendar year 2013, a Participant’s election to defer compensation shall be irrevocable as of December 30, 2013, and shall apply to compensation eaned by the Participant after the date that the election becomes irrevocable.

5.3 Irrevocability

Deferral elections made under this Plan with respect to any calendar year will be final and, after the close of the Enrollment Period for such calendar year, may not be revoked or amended in any manner until the Enrollment Period for a succeeding calendar year. Any such revocation or amendment, as the case may be, shall be effective on the first day of such succeeding calendar year.

5.4 Elections

A deferred compensation form filed by a Participant during an Enrollment Period shall indicate the amount of the Stock Deferrable Amount to be deferred. Stock Deferrable Amounts that are deferred by a Participant will be credited to the Participant’s Stock Account.

Article 6. Stock Account Investment & Crediting

6.1 Stock Account

Amounts in a Participant’s Stock Account are hypothetically invested in units of Common Stock. Amounts contributed to a Stock Account are recorded as units of Common Stock, with one unit equating to a single share of Common Stock. The use of units is merely a bookkeeping convenience; the units are not actual shares of Common Stock. Kodak will not reserve or otherwise set aside any Common Stock for or to any Stock Account.

6.2 Time Stock Account is Credited

Amounts to be deferred shall be credited to a Participant’s Stock Account on the date such amounts would otherwise be payable. The Stock Account of the Participant will, for so long as the election remains in effect, be credited with that number of units of Common Stock equal to the number of shares of Common Stock that would otherwise be paid to the Participant but for his or her election to defer.

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6.3 Dividend Equivalents in the Stock Account

Effective as of the payment date for each cash dividend on the Common Stock, additional units of Common Stock shall be credited to the Stock Account of each Participant who has a balance in his or her Stock Account on the record date for such dividend. The number of units that shall be credited to the Stock Account of such a Participant shall be computed by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of units of Common Stock held in the Participant’s Stock Account on the record date for such dividend and dividing the product thereof by the Market Value of the Common Stock on the payment date for such dividend.

6.4 Stock Dividends in the Stock Account

Effective as of the payment date for each stock dividend (as defined in Section 305 of the Code) on the Common Stock, additional units of Common Stock shall be credited to the Stock Account of each Participant who has a balance in his or her Stock Account on the record date for such dividend. The number of units that shall be credited to the Stock Account of such a Participant shall equal the number of shares of Common Stock which the Participant would have received as stock dividends had he or she been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of units credited to his or her Stock Account on such record date. To the extent the Participant would have also received cash, in lieu of fractional shares of Common Stock, had he or she been the record owner of such shares for such stock dividend, then his or her Stock Account shall also be credited with that number of units, or fractions thereof, equal to such cash amount divided by the Market Value of the Common Stock on the payment date for such dividend.

6.5 Recapitalization in the Stock Account

If Kodak undergoes a reorganization as defined in Section 368(a) of the Code, the Administrator shall, in his or her sole and absolute discretion, take whatever action he or she deems necessary, advisable or appropriate with respect to the Stock Account in order to reflect such transaction, including, but not limited to, adjusting the number of units credited to a Participant’s Stock Account. Any action taken shall comply with Section 409A.

6.6 Distributions from the Stock Account

Amounts in respect of units of Common Stock shall be distributed in shares of Common Stock under the plan or arrangement under which the underlying shares were originally payable (or any successor plan thereto).

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Article 7. Payment of Deferred Compensation

7.1 Background

No withdrawal may be made from a Participant’s Stock Account except as provided in this Article 7 and Article 8.

7.2 Manner of Payment

Payment of a Participant’s Stock Account shall be made in accordance with the distribution election filed by the Participant at the time of such Participant’s initial election to participate in the Plan. The distribution election shall comply with the following rules:

A.	The Participant may elect payment in a single sum payment or in annual installments; provided, however, that payment in the event of death shall be made pursuant to Section 7.5 and payment in the event of a Change in Control shall be made pursuant to Section 8.2. The maximum number of annual installments is ten.

B.	Once filed, a distribution election is irrevocable and shall apply to all future contributions to the Plan except as stated in paragraph C below.

C.	If a Participant experiences a Separation From Service and then rejoins the Board, payments of amounts accrued prior to the initial Separation From Service shall continue unaffected. However, the Participant may file a new distribution election at the time of his initial deferral election following reelection to the Board, which shall govern payments of amounts contributed.

7.3 Timing

Payment of a Participant’s Stock Account which shall be made (or commence to be made) in the year following the year of such Participant’s Separation From Service. Payments shall be made in the appointed year, as soon as administratively possible following the fifth business day in March of such year, provided, however, that payment in the event of death will be made in accordance with Section 7.5 and payment in the event of a Change in Control shall be made pursuant to Section 8.2.

7.4 Number of Shares

The number of shares of Common Stock for each payment shall be equal to the number of shares credited to the Participant’s Stock Account as of the date immediately preceding the date that payment is made, divided by the number of installments remaining to be paid.

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7.5 Payment of Deferred Compensation After Death

Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary or Beneficiaries (both primary and contingent) to whom payment under this Plan shall be made in the event of his or her death prior to complete distribution to the Participant of the benefits due him or her under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Administrator during the Participant’s lifetime on a form provided by the Administrator. The filing of a new Beneficiary designation form with the Administrator will cancel all Beneficiary designation(s) previously filed.

If a Participant dies prior to complete payment of his or her Stock Account, the balance of the Participant’s Stock Account immediately preceding the date that payment is made, shall be paid in a single, lump-sum payment to: (a) the beneficiary or contingent beneficiary designated by the Participant in accordance with this Section 7.5; or, in the absence of a valid designation of a beneficiary or contingent beneficiary, (b) the Participant’s estate within 30 days after appointment of a legal representative of the deceased Participant. In any event, payment will be made no later than the end of the taxable year of death (or, if later, the fifteenth day of the third month following the date of death).

Article 8. Change in Control

8.1 Background

Upon a Change In Control: (i) the terms of this Article 8 shall immediately become operative, without further action or consent by any person or entity, (ii) all terms, conditions, restrictions, and limitations in effect on any deferred compensation shall immediately lapse as of the date of such event; and (iii) no other terms, conditions, restrictions, and/or limitations shall be imposed upon any deferred compensation on or after such date, and in no circumstance shall any Stock Account be forfeited on or after such date.

8.2 Payment of Deferred Compensation After Change in Control

Upon a Change in Control, each Participant, whether or not he or she is still a member of the Board, shall be paid in a single, lump-sum the number of shares remaining in his or her Stock Account as of the date of the Change in Control. Such payment shall be made as soon as practicable, but in any event no later than 90 days after the Change in Control.

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Article 9. Administration

9.1 Responsibility

The Administrator shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

9.2 Authority of the Administrator

The Administrator shall have all the authority that may be necessary or helpful to enable him or her to discharge his or her responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Administrator shall have the exclusive right: to interpret the Plan, to decide all questions concerning the amount of benefits payable under the Plan, to construe any ambiguous provision of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

9.3 Discretionary Authority

The Administrator shall have full discretionary authority in all matters related to the discharge of his or her responsibilities and the exercise of his or her authority under the Plan including, without limitation, the construction of the terms of the Plan and the determination of benefits under the Plan. It is the intent of the Plan that the decisions of the Administrator and his or her actions with respect to the Plan shall be final and binding upon all persons having or claiming to have any right or interest in or under the Plan and that no such decision or action shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious.

9.4 Delegation of Authority

The Administrator may delegate some or all of his or her authority under the Plan to any person or persons provided that any such delegation is in writing.

Article 10. Miscellaneous

10.1 Participant’s Rights Unsecured

The amounts payable under the Plan shall be unfunded, and the right of any Participant or his or her estate to receive any payment under the Plan shall be an unsecured claim against the general assets of Kodak. No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the units credited to his or her Stock Account.

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10.2 Non-Assignability

The right of a Participant to the payment of deferred compensation as provided in this Plan shall not be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance.

10.3 Statement of Stock Account

Statements will be sent no less frequently than annually to each Participant or his or her beneficiary or estate showing the value of the Participant’s Stock Account.

10.4 Amendment

The Plan may at any time or from time to time be amended, modified, suspended or terminated by resolution of the Board. However, no amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant’s accruals in his or her Stock Account. No amendment, modification, suspension or termination will accelerate distributions unless such acceleration is approved by Kodak and permitted under Section 409A.

10.5 Governing Law

The Plan shall be construed, governed and enforced in accordance with the law of New York State, except as such laws are preempted by applicable federal law.

10.6 Section 409A

This Plan and the benefits provided hereunder are intended to satisfy the requirements of Section 409A of the Code, and the Treasury regulations and applicable guidance thereunder (collectively, “Section 409A”,) and the terms and conditions of this Plan shall be interpreted and construed accordingly, together with Eastman Kodak Company’s Policy Regarding Section 409A Compliance.

10.7 No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant or Beneficiary under the Plan, or that such tax treatment will apply to or be available to a Participant or Beneficiary on account of participation in the Plan.

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10.8 Compliance with Securities Laws

Subject to the limitations imposed by Section 409A, the Board may, from time to time, impose additional, or modify or eliminate existing, Plan terms, provisions, restrictions or requirements.